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                                                                     EXHIBIT 1.2
                                                                        FORM


                           STONE CONTAINER CORPORATION

                             SENIOR DEBT SECURITIES

                                 TERMS AGREEMENT

                                                              February ___, 1994

Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois  60601

Attention:  Mr. Leslie T. Lederer

Dear Sir:

          We understand that Stone Container Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $710,000,000 aggregate principal amount of its ___% Senior Notes due 2001 (the "Securities").

          1. BASIC PROVISIONS. Except as set forth herein, all of the provisions contained in the document entitled "Stone Container Corporation Senior Debt Securities, Senior Subordinated Debt Securities and/or Subordinated Debt Securities Underwriting Agreement - Basic Provisions," dated as of August 1, 1993, a copy of which is attached hereto as Annex A (the "Basic Provisions"), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Except as otherwise indicated herein, terms defined in such documents are used herein as therein defined.

          2. THE SECURITIES. The Securities to be purchased by the Underwriters, which are to be issued under an Indenture dated as of November 1, 1991, as supplemented by the First Supplemental Indenture dated as of June 23, 1993, between the Company and The Bank of New York, as Trustee, shall have the following terms:

          Title: ___% Senior Notes due 2001.

          Ranking: PARI PASSU in right of payment with all other senior indebtedness of the Company, and senior in right of payment to all subordinated indebtedness of the Company.

          Aggregate principal amount to be issued: $710,000,000.

          Date of maturity: _________________, 2001.

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          Interest rate: ______% per annum.


          Interest payment dates: ______ and ______ of each year, commencing _________. Interest accrues from date of issuance

          Public offering price: ______%.

          Purchase price: _____%.

          Conversion provisions: N/A.

          Redemption provisions: May not be redeemed by the Company prior to ___________, 1999 and are redeemable thereafter at the redemption prices set forth below:

               Redemption Date          Redemption Price
               ---------------          ----------------

               and thereafter at 100% of principal amount.

          Basis points for Interest Rate Reset in the event that there is a Reset Date: _____ Basis Points.

          Treasury Rate(s) applicable to Interest Rate Reset: The higher of the ____ and ____ Treasury Rate.

          Delayed Delivery Contracts:  N/A.

          Closing date, time and location: Subject to Section 2 of the Basic Provisions, February ___, 1994, 10 A.M. New York
               time), Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

          Settlement: Flat, New York Clearing House (next day)
               Funds.

          Lead Managing Underwriter: Salomon Brothers Inc

          [Other: ______________________________].

          Subject to the terms and conditions set forth herein or incorporated by reference herein, each underwriter named below (collectively, the "Underwriters"), hereby severally offers to purchase such Securities in the amount set forth opposite its name below.



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

                                        Aggregate Principal Amount
     Underwriter                             To Be Purchased
     -----------                        --------------------------
     Salomon Brothers Inc               $
     Bear Stearns & Co. Inc.
     BT Securities Corporation
     Kidder, Peabody & Co. Incorporated
     Chemical Securities Inc.
     NationsBanc Capital Markets, Inc.
                                        --------------------------
                                        $


          3. INTRODUCTORY MATERIAL. For purposes of this Terms Agreement, the third paragraph of the Basic Provisions shall not apply.

          4.  REPRESENTATIONS AND WARRANTIES.  For purposes of this Terms
Agreement,

          (a) The following shall be added at the beginning of Section 1(a) of the Basic Provisions:

          The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "1933 Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration
          statement (No.    ) on such Form, including a basic prospectus, for
          registration under the Act of Common Stock and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations under the 1933 Act (the "1933 Act Regulations"), which registration statement was declared effective by the Commission on August 13, 1993. The Company will next file with the Commission pursuant to Rules 415 and 424(b) (2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.



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          (b) The following shall be added at the end of Section 1(a) of the
Basic Provisions:

          ("Registration Statement" shall mean the registration statement referred to above, including all documents incorporated therein by reference, as amended or supplemented as of the Effective Time pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise. "Prospectus" shall mean the basic prospectus relating to the issue and sale of the Securities by the Company constituting a part of the Registration Statement, including all documents incorporated therein by reference, together with the final prospectus supplement that is first filed with the Commission pursuant to Rule 424(b) after the Execution Time relating to the issue and sale by the Company of the Securities (the "Final Prospectus").)

          (c) The following new Section 1(n) shall be added to the Basic
Provisions:

               (n) The Company has delivered to the Underwriters true and correct copies of the final amendments, dated _________, 1994 (the "Amendments"), to the Company's Credit Agreements (as defined in the Prospectus), as contemplated by the Prospectus, and no amendments, modifications or supplements have been made to such amendments without the prior written consent of the Underwriters.

          5. MATERIAL SUBSIDIARIES. For purposes of this Terms Agreement, all references to "Stone-Consolidated Inc." and "Stone-Consolidated, Inc." in the Basic Provisions shall be amended to read "Stone-Consolidated Corporation and Stone Container (Canada) Inc."

          6.  COMPANY COVENANTS.  For purposes of this Terms Agreement,

          (a) The reference to "your prior written consent" in Section 3(j) of the Basic Provisions shall be replaced with "the prior written consent of Salomon Brothers Inc, acting on behalf of the Underwriters."

          (b) The following new subparagraph shall be added at the end of
Section 3 of the Basic Provisions:

               (k) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in



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          business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          7. LEGAL OPINION OF COMPANY'S GENERAL COUNSEL. For purposes of this Terms Agreement, Section 5(b) of the Basic Provisions shall be amended as follows:

               (a) The following words shall be added at the end of subparagraph
          (i): "The Company's authorized equity capitalization is as set forth in the Final Prospectus; the Securities conform to the description thereof contained in the Final Prospectus."

               (b) The following words shall be added at the end of the third sentence of subparagraph (ii): "; the certificates for the Securities are in valid and sufficient form; no holders of outstanding securities of the Company are entitled to register such securities under the Registration Statement."

               (c) Subparagraph (vii) shall be amended as follows:

                    (i) The words "1933 Act and the 1933 Act Regulations" in the first sentence shall be replaced by the following: "the 1933 Act, the 1934 Act and the Trust Indenture Act and the respective rules thereunder."

                    (ii) The following sentence shall be added at the end of
               subparagraph (vii): "The summaries of the Credit Agreements (including the Amendments) contained in the Prospectus (excluding the incorporation by reference of the full text of the City Agreements) constitute fair and accurate summaries of the material provisions thereof."

               (d) The words "relying as to materiality to a large extent" in the second full paragraph following subparagraph (ix) shall be replaced with the words "relying to the extent appropriate in the exercise of such counsel's professional responsibilities."



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          8.  LEGAL OPINION OF COMPANY'S SPECIAL COUNSEL.  For purposes of this
Terms Agreement, the words in Section 5(c) of the Basic Provisions "clauses
(ii), (iii), (iv) (other than the last clause thereof), (vii) and (viii) of
Section 5(b) hereof" shall be replaced with the following:

          "clauses (ii), (iii), (iv) (other than the last clause thereof), (v),
          (vi) (but only as to the first sentence thereof), (vii) and (viii)."

          9. CLOSING CERTIFICATE. For purposes of this Terms Agreement, the certificate referred to in Section 5(d) of the Basic Provisions shall also indicate that since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business except as disclosed in or contemplated in the Prospectus (exclusive of any supplement thereto).

          10.  ACCOUNTANT'S LETTERS.  For purposes of this Terms Agreement,

          (a) The text of Section 5(e) (iii) (B) of the Basic Provisions shall be replaced with the following:

          "any pro forma financial statements contained in the Registration Statement or the Prospectus (including any documents incorporated by reference therein) do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act Regulations or that the pro forma adjustments to the historical amounts in such pro forma financial statements have not been properly applied to the historical amounts in the compilation of such statements."

          (b) The following shall be added as a new subsection (iii) (E) to
     Section 5(e) of the Basic Provisions:

          "the amounts included in any `unaudited' capsule information included or incorporated in the Registration Statement or the Prospectus do not agree with the amounts set forth in the Company's unaudited financial statements for the same periods or were not determined in accordance with generally accepted accounting principles or on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or



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          incorporated in the Registration Statement or the Prospectus."

          11. ADDITIONAL CLOSING CONDITIONS. For purposes of this Terms Agreement, the following new subparagraphs shall be added to Section 5 of the Basic Provisions:

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in subparagraph (e) of this Section 5, the effect of which is, in the judgment of the Underwriters, so material and adverse so as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).


          (k) The execution and delivery by all of the parties to the Amendments, the satisfaction of all conditions precedent to the effectiveness of the Amendments and the closing of the transactions contemplated thereby shall occur prior to or concurrently with the closing with respect to the Securities, and the Underwriters shall have received such information, certificates and documents in connection therewith as they may reasonably require.

          (l) The rating of the senior unsecured notes of the Company as of the Closing Time shall not have been downgraded by Standard & Poor's Corporation or by Moody's Investors Service, Inc. below the publicly-announced ratings as of the Execution Time and neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating or the senior unsecured notes of the Company.

          (m) The closing of the purchase of 17,500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), pursuant to the Underwriting Agreement, dated the date hereof, between the Company and Salomon Brothers Inc, Bear, Stearns & Co., Inc. and BT Securities Corporation, as representatives of the several underwriters, shall occur concurrently with the closing with respect to the Securities.

          (n) The closing of the purchase of 3,500,000 shares of Common Stock, pursuant to the Underwriting Agreement, dated the date hereof, between the Company and Salomon Brothers



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International Limited, Bear, Stearns International Limited and Bankers Trust
International PLC, as representatives of the several managers, shall occur concurrently with the closing with respect to the Securities.

          12. INDEMNIFICATION AND CONTRIBUTION. For purposes of this Terms Agreement,

          (a) The following sentence shall be added at the end of Section 6(c) of the Basic Provisions:


          "Attorneys' fees and other expenses incurred by an indemnified party in investigating, preparing or defending against any litigation, commenced or threatened, or any claim which are reimbursable by an indemnified party to such indemnified party pursuant to this Section 6 shall be reimbursed as incurred."

          (b) The following new Section 6(d) shall be added to the Basic
     Provisions:

               "(d) Without limitation and in addition to its other obligations under this Section 6, the Company agrees to indemnify and hold harmless Salomon Brothers Inc, its directors, officers, employees and agents and each person who controls Salomon Brothers Inc within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Salomon Brothers Inc acting as a `qualified independent underwriter' (within the meaning of Schedule E to the By-Laws and Section 44(c)(8) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or wilful misconduct of Salomon Brothers Inc."

          (c) The words "(including, without limitation, Section 6(d) hereof)" shall be added after the words "Section 6 hereof" on the third line in the first sentence of Section 7 of the Basic Provisions.



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          (d) The following words shall be added between the words
     "unavailable," and "the Company" on the fourth line in the first sentence of Section 7 of the Basic Provisions: "to or insufficient to hold harmless an indemnified party for any reason."

          (e) The third sentence of Section 7 of the Basic Provisions shall be replaced with the following:

          "Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters."

          13. TERMINATION. For purposes of this Terms Agreement, Section 11 of the Basic Provisions shall be amended as follows:

          (a) Section 11(a)(iv) of the Basic Provisions shall be amended by adding the following at the end thereof:

          "or trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange."

          (b) The words "Sections 8 and 11(a) hereof, except for clauses (ii) and (iii) of Section 11(a))" in Section 11(b) of the Basic Provisions shall be replaced with the words "Section 8."


          14. NOTICES TO UNDERWRITERS. Any notice by the Company to the Underwriters pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed (with confirmation) to the Underwriters c/o Salomon



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Brothers Inc at Seven World Trade Center, New York, New York 10048, Attention:
Corporate Financing Department.

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        SALOMON BROTHERS INC
                                        BEAR, STEARNS & CO. INC.
                                        BT SECURITIES CORPORATION
                                        KIDDER, PEABODY & CO. INCORPORATED
                                        CHEMICAL SECURITIES INC.
                                        NATIONSBANC CAPITAL MARKETS, INC.

                                        By:  Salomon Brothers Inc.



                                        By:____________________________________
                                        Name:
                                        Title



Accepted and agreed to as of
the date first above written:

STONE CONTAINER CORPORATION



By:____________________________________
   Name:
   Title:



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